Exhibit 5.1

October 30, 2025

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

NiSource Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to NiSource Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”), (iv) the Company’s debt securities (“Debt Securities”), (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), (vi) stock purchase contracts entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from the holders thereof, Common Stock or Preferred Stock at a future date or dates (“Stock Purchase Contracts”) and (vii) units each representing ownership of a Stock Purchase Contract and either Debt Securities or U.S. treasury securities (“Stock Purchase Units”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.” This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

We understand that the Securities, which are described in the Registration Statement, will be issued as follows:

(a) Any shares of Common Stock will be issued pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and any Preferred Stock will be issued pursuant to one or more certificates of designations to the Certificate of Incorporation.

(b) Any Depositary Shares will be issued pursuant to one or more deposit agreements to be entered into between the Company and a depositary to be named therein (each, a “Deposit Agreement”).

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(c) Any Debt Securities will be issued, in the case of senior Debt Securities, pursuant to that certain Indenture, dated as of November 14, 2000, between the Company (as successor to NiSource Finance Corp.), as issuer, and The Bank of New York Mellon, as successor trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 30, 2017, between the Company and the Trustee (such Indenture as supplemented by the Second Supplemental Indenture, the “Senior Indenture”), as amended and supplemented from time to time by supplemental indentures (the “Senior Supplemental Indentures”), each to be entered into between the Company and the Trustee; or, in the case of subordinated Debt Securities, pursuant to that certain Subordinated Indenture, dated as of May 16, 2024, between NiSource Inc. and the Trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Base Indentures”), as amended and supplemented from time to time by supplemental indentures (the “Subordinated Supplemental Indentures” and, together with the Senior Supplemental Indentures, the “Supplemental Indentures”), each to be entered into between the Company and such trustee. Each Base Indenture, as supplemented by any applicable Supplemental Indenture, is referred to herein as an “Indenture,” and together, the “Indentures.”

(d) Any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

(e) Any Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein.

(f) Any Stock Purchase Units will be issued pursuant to one or more unit purchase agreements (each, a “Unit Purchase Agreement”) to be entered into between the Company and the unit agent to be named therein.

As used herein, the Deposit Agreement, the Indentures, the Warrant Agreement, the stock Purchase Contract Agreement and the Unit Purchase Agreement are referred to collectively as the “Subject Documents.”

The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits thereto; and

(b) the Prospectus.

In addition, we have examined and relied upon the following:

(i) a certificate from the Company’s Corporate Secretary certifying as to (A) true and correct copies of the Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as amended and restated (the “Organizational Documents”), and (B) the resolutions of the Company’s Board of Directors authorizing, among other things, the filing of the Registration Statement by the Company;

(ii) a certificate, dated October 30, 2025, issued by the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), attesting to the corporate status and good standing of the Company in the State of Delaware; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Delaware General Corporation Law and the law of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Subject Documents are genuine. All individuals who have signed or will sign the Subject Documents have the legal capacity to execute such Subject Documents.

(d) Organizational Status, Power and Authority of Certain Parties. All parties to the Subject Documents (other than any individual) (i) were or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof, and (ii) had or will have, as of the date the Subject Documents are executed and delivered, the power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

(e) Authorization, Execution and Delivery of Subject Documents by Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder were or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and were or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumptions are made as to the Company as of the date hereof.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder were or will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company as of the date hereof.

(g) Form and Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the applicable Base Indenture. Each other Subject Document, the form of which is or will be filed as an exhibit to the Registration Statement, will be consistent with such form. Each Deposit Agreement, Supplemental Indenture, Warrant Agreement, Stock Purchase Contract Agreement and Unit Purchase Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the Company or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as to the Subject Documents as of the date hereof.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(j) Registration; Trust Indenture Act. The Registration Statement shall have become effective under the Securities Act upon the filing thereof with the SEC and such effectiveness shall not have been terminated or rescinded, and the Indentures shall be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents, except for, in the case of the terms of the Base Indentures, any Supplemental Indentures thereto.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Securities.

3. Common Stock. With respect to any Common Stock, when (a) the Company’s Board of Directors, a duly constituted and acting committee thereof, or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve (“Authorizing Resolutions”) the issuance of the Common Stock from the then authorized number of shares of Common Stock available therefor, (b) the terms for the issuance and sale of the Common Stock have been established in conformity with the applicable Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (f) certificates in the form required under the laws of the State of Delaware representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and nonassessable.

4. Preferred Stock. With respect to any Preferred Stock of any series, when (a) Authorizing Resolutions with respect to such Preferred Stock have been duly adopted to authorize and approve the issuance of any series of Preferred Stock from the then authorized number of shares of Preferred Stock available therefor, (b) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (f) a certificate of designations with respect to such series of Preferred Stock has been duly filed with the Delaware Secretary of State and (g) certificates in the form required under the laws of the State of Delaware representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock of such series will be validly issued, fully paid and nonassessable.

5. Depositary Shares. With respect to any Depositary Shares, when (a) Authorizing Resolutions with respect to the Depositary Shares and the related series of Preferred Stock have been duly adopted, (b) the terms of such Depositary Shares and related Preferred Stock and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, and (f) such Depositary Shares, as evidenced by depositary receipts, have been authenticated or signed and delivered in accordance with the provisions of the Deposit Agreement against the deposit with the depositary of duly authorized, validly issued, fully paid and nonassessable Preferred Shares underlying such Depositary Shares, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

6. Debt Securities. With respect to any Debt Securities to be issued by the Company, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such Debt Securities, (b) the terms of such Debt Securities and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions and the applicable Indenture, (c) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

7. Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Warrants, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

8. Stock Purchase Contracts. With respect to any Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Stock Purchase Contracts, (b) the terms of such Stock Purchase Contracts and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Stock Purchase Contracts have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Stock Purchase Contracts have been authenticated or countersigned in accordance with the provisions of the Stock Purchase Contract Agreement, such Stock Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

9. Stock Purchase Units. With respect to any Stock Purchase Units, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Stock Purchase Units, (b) the terms of such Stock Purchase Units and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Stock Purchase Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Stock Purchase Units have been authenticated or countersigned in accordance with the provisions of the Unit Purchase Agreement, such Stock Purchase Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or Applicable Law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern)).

(c) Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d) Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents that require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(f) Currency Conversion. We advise you that, as of the date of this opinion letter, a judgment for money in an action based on a Debt Security or the Indentures denominated in a currency other than United States dollars in a federal or state court in the United States ordinarily would be rendered or enforced in the United States only in United States dollars. The date and method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors, including which court renders the judgment. We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP